Exhibit 10.11.12

FINAL

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of DATE (the “Grant Date”), is made by and between Walter Energy, Inc., a Delaware corporation (the “Company”), and Employee Name, an Employee of the Company (or one of its Subsidiaries, as defined herein), hereinafter referred to as the “Optionee”.

WHEREAS, pursuant to the Amended and Restated 2002 Long-Term Incentive Award Plan of Walter Energy, Inc., as it may be amended from time to time (the “Plan”), the Company has granted to the Optionee, effective as of the Grant Date, an option to purchase a number of shares of its common stock, par value $0.01 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The masculine pronoun shall include the feminine, and the singular the plural, where the context so indicates.

Section 1.1                                    “Administrator” shall mean the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.2 of the Plan.

Section 1.2                                    “Board” shall mean the Board of Directors of the Company.

Section 1.3                                    “Cause” shall have the meaning ascribed to it in the letter agreement by and between the Company and the Optionee (the “Letter Agreement”) or, if there is no such Letter Agreement or such term is not defined therein, “Cause” shall mean (a) any form of dishonesty or criminal conduct connected with the employment of the Optionee, (b) the refusal of the Optionee to comply with the Company’s lawful written instructions, policies or rules as approved or mandated by the Board, (c) gross or willful misconduct by the Optionee during employment with the Company, or (d) the Optionee’s conviction of, or plea of guilty or nolo contendere to, a felony.  All disputes concerning whether a particular termination is for “Cause” shall be determined in good faith by the Administrator.

Section 1.4                                    “Change in Control” shall mean a change in ownership or control of the Company affected through any of the following transactions:

(a)                                 (i)                                     Any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or any person which as of the date of adoption of the Plan by the Board, has “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities) directly or indirectly acquires beneficial ownership of securities possessing more than 40% of the total combined voting power of the Company’s outstanding securities, or

(ii)                                  Any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) who is not, as of the date of adoption of the Plan by the Board, a beneficial owner of 1% or more of the total combined voting power of the Company’s outstanding securities, directly or indirectly acquires beneficial ownership of securities possessing more than 25% of the total combined voting power of the Company’s outstanding securities and is, upon the consummation of such acquisition, the beneficial owner of the largest percentage of the total combined voting power of the Company’s outstanding securities; or

(b)                                 There is a change in the composition of the Board over a period of 36 consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

(c)                                  The consummation of a merger or consolidation of the Company with any other corporation (or other entity) where such merger or consolidation has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d)                                 The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets;

provided, however, that, notwithstanding the foregoing, a transaction or series of transactions in which the Company separates one or more of its existing businesses, whether by sale, spin-

off or otherwise, and whether or not any such transaction or series of transactions requires a vote of the stockholders, shall not be considered a “Change in Control.”

Section 1.5                                    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.6                                    “Committee” shall mean the Compensation and Human Resources Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.2 of the Plan.

Section 1.7                                    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

Section 1.8                                    “Company” shall mean Walter Energy, Inc., a Delaware corporation.

Section 1.9                                    “Disability” shall have the meaning ascribed to it in the Letter Agreement or, if there is no such Letter Agreement or such term is not defined therein, “Disability” shall mean any medical condition whatsoever which leads to the absence of the Optionee from his or her job function for a continuous period of six months without the Optionee being able to resume such functions on a full time basis at the expiration of such period, it being understood that unsuccessful attempts to return to work for periods under thirty days shall not be deemed to have interrupted said continuity.

Section 1.10                             “Eligible Representative” shall mean, upon the Optionee’s death, the Optionee’s personal representative or such other person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

Section 1.11                             “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

Section 1.12                             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.13                             “Good Reason” shall have the meaning ascribed to it in the Letter Agreement or, if there is no such Letter Agreement or such term is not defined therein, “Good Reason” shall mean the occurrence of any of the following conditions (in each case arising without the Optionee’s consent): (a) a material breach of this Agreement by the Company or (b) a material diminution in the Optionee’s authority, duties or responsibilities.  Notwithstanding the foregoing, the Optionee’s voluntary separation from service shall be for “Good Reason” only if (x) the Optionee provides written notice of the facts or circumstances constituting a “Good Reason” condition to the Company within 30 days after the initial existence of the Good Reason condition, (y) the Company does not remedy the Good Reason condition within 30 days after it receives such notice and (z) the voluntary separation from service occurs within 90 days after the initial existence of the Good Reason condition.  For purposes of this Agreement, the parties agree that “Good Reason” will not exist solely because the amount of the Optionee’s annual bonus, if any, fluctuates due to performance considerations under the Company’s

Executive Incentive Plan, as it may be amended from time to time, or other Company incentive plan applicable to the Optionee and in effect from time to time.

Section 1.14                             “Option” shall mean the non-qualified option to purchase Common Stock granted under this Agreement, which option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

Section 1.15                             “Plan” shall mean the Amended and Restated 2002 Long-Term Incentive Award Plan of Walter Energy, Inc., as it may be amended from time to time.

Section 1.16                             “Protected Information” shall mean trade secrets, confidential and proprietary business information of the Company and its Subsidiaries, and any other information of the Company, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its Subsidiaries and their respective agents or employees, including the Optionee; provided, however, that information that is in the public domain (other than as a result of a breach of this Agreement), approved for release by the Company or lawfully obtained from third parties who are not bound by a confidentiality agreement with the Company, is not Protected Information.

Section 1.17                             “Retirement” shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated (a) by the Optionee and (b) such termination occurs either (i) on or after the date on which the Optionee attains the age of sixty-two (62) and has completed at least five (5) years of service with the Company or any of its Subsidiaries, or (ii) on or after the date on which the sum of the Optionee’s age and completed years of employment (as determined by the Administrator in its discretion) with the Company and any Subsidiary is at least eighty (80).

Section 1.18                             “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act; as such Rule may be amended from time to time.

Section 1.19                             “Secretary” shall mean the Secretary of the Company.

Section 1.20                             “Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.21                             “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.22                             “Termination of Employment” shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason (whether with or without Cause, and without regard for any period of notice that may be required under statute, contract, common law or otherwise, to the extent applicable) including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee.  The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

ARTICLE II.
GRANT OF OPTION

Section 2.1                                    Grant of Option.  In consideration of the Optionee’s agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date, the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of # Shares shares of Common Stock (the “Option”) (subject to adjustment as set forth in the Plan) upon the terms and conditions set forth in this Agreement; provided that such grant shall be forfeited in the event the Optionee does not execute this Agreement within the time period specified by the Company.

Section 2.2                                    Options Subject to the Plan.  The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article VI and Sections 11.1, 11.2, 11.3 and 11.5 thereof, except as expressly provided for herein.  In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, except as provided for in Section 3.1(b), the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.

Section 2.3                                    Option Price.  The purchase price of the shares of Common Stock covered by the Option shall be Price per share (without commission or other charge) (subject to adjustment as set forth in the Plan).

Section 2.4                                    Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause.

ARTICLE III.
PERIOD OF EXERCISABILITY

Section 3.1                                    Commencement of Exercisability

(a)                                 Subject to subsections (b) and (c) and Section 3.3, the Option shall become vested and exercisable in three installments as follows:

(i)                                     The first installment shall consist of one-third (1/3) of the shares covered by the Option and shall become vested and exercisable on the first anniversary of the Grant Date;

(ii)                                  The second installment shall consist of one-third (1/3) of the shares covered by the Option and shall become vested and exercisable on the second anniversary of the Grant Date; and

(iii)                               The third installment shall consist of one-third (1/3) of the shares covered by the Option and shall become vested and exercisable on the third anniversary of the Grant Date.

(b)                                 Notwithstanding anything to the contrary in the Plan and  subsection (a), but subject to subsection (c) and Section 3.3, the Option shall become fully vested and exercisable effective as of the date of the Optionee’s Termination of Employment (x) by the Company or any of its Subsidiaries without Cause (other than due to death or Disability) or (y) by the Optionee for Good Reason, in each case, that occurs within the twenty-four (24) month period following the consummation of a Change in Control.

(c)                                  No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable; provided, however, that in the event of a Termination of Employment due to Retirement, the Option shall continue to vest in accordance with subsection (a) as if the Optionee had remained employed by the Company and its Subsidiaries through each applicable anniversary of the Grant Date, subject to the Optionee’s compliance with the restrictive covenants set forth in Section 5.1 and his execution, delivery and non-revocation of a waiver and release of claims in favor of the Company and its affiliates in a form prescribed by the Company on or prior to the 60th day following the date on which his employment terminates due to Retirement.

Section 3.2                                    Duration of Exercisability.  The installments provided for in Section 3.1 are cumulative.  Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3                                    Expiration of Option.  The Option may not be exercised to any extent by anyone as provided for herein after the first to occur of the following events:

(a)                                 The tenth (10th) anniversary of the Grant Date; or

(b)                                 Except as the Administrator may otherwise approve (subject to compliance with the requirements of Section 409A of the Code related to modifications and extensions of stock rights), the date of the Optionee’s Termination of Employment by the Company or any of its Subsidiaries for Cause; or

(c)                                  The 90th day following the date of the Optionee’s Termination of Employment for any reason other than by the Company or any of its Subsidiaries for Cause or due to his death, Disability or Retirement; or

(d)           The third (3rd) anniversary of the Optionee’s Termination of Employment (x) due to his death, Disability or Retirement or (y) by the Optionee and such termination occurs on or after the date on which the Optionee attains the age of sixty (60).

ARTICLE IV.
EXERCISE OF OPTION

Section 4.1            Person Eligible to Exercise.  During the lifetime of the Optionee, only he may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his Eligible Representative.

Section 4.2            Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than 100 shares (or the total amount then exercisable pursuant to Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3            Manner of Exercise.  The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article VI and Section 11.5 of the Plan.

Section 4.4            Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions set forth in Section 6.3 of the Plan.

Section 4.5            Rights as Shareholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V.
OTHER PROVISIONS

Section 5.1            Restrictive Covenants.  The Optionee acknowledges and recognizes the highly competitive nature of the business of the Company and its Subsidiaries and accordingly agrees as follows:

(a)           Confidentiality. The Company has advised the Optionee and the Optionee acknowledges that it is the policy of the Company and its Subsidiaries to maintain as secret and confidential all Protected Information, and that Protected Information has been and will be developed at substantial cost and effort to the Company and its Subsidiaries. All Protected Information shall remain confidential permanently and the Optionee shall not at any time, directly or indirectly, divulge, furnish, or make accessible to any person, firm, corporation, association, or other entity (otherwise than as may be required in the regular course of the Optionee’s employment with the Company or any of its Subsidiaries), nor use in any manner, either during the term of employment or after termination, at any time, for any reason, any Protected Information, or cause any such information of the Company or any of its Subsidiaries to enter the public domain;

(b)           Non-solicitation. During the term of employment and for a period of twelve (12) months after the Optionee’s employment terminates for any reason, the Optionee shall not (i) employ or retain or solicit for employment or arrange to have any other person, firm, or other entity employ or retain or solicit for employment or otherwise participate in the employment or retention of any person who is an employee of the Company or any of its Subsidiaries or (ii) call upon, solicit, write, direct, divert, influence or accept business (either direct or indirectly) with respect to any account or customer or prospective customer of the Company or any entity controlling, controlled by, under common control with or otherwise related to the Company or any of its affiliated entities; and

(c)           Non-disparagement. At all times, the Optionee agrees not to disparage the Company or any of its Subsidiaries or otherwise make comments harmful to the Company’s reputation.

Section 5.2            Injunctive Relief.  The Optionee acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available.  Accordingly, it is agreed that the Company or any of its Subsidiaries shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

Section 5.3            Blue Pencil.  The Optionee and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

Section 5.4            Administration.  The Administrator shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Option as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Option.

Section 5.5            Transferability of Option. Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 5.6            Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.6.  Any notice shall be deemed duly given five (5) days after such notice is enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and deposited as Certified Mail or Registered Mail, Return Receipt Requested (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; provided, however, that any notice to be given by the Optionee relating to the exercise of the Option or any portion thereof shall be deemed duly given upon receipt by the Secretary or his office.

Section 5.7            Entire Agreement.  This Agreement and the Plan constitute the entire understanding between the Optionee and the Company regarding the Options.  This Agreement and the Plan supersede any prior agreements, commitments or negotiations concerning the Option.

Section 5.8            Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.9            Construction.  This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

Section 5.10          Conformity to Securities Laws.  The Optionee acknowledges that this Option is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.11          Amendments or Terminations.  This Agreement and the Plan may be amended or terminated without the consent of the Optionee provided that such amendment or termination would not impair any rights of the Optionee under this Agreement.  No amendment or termination of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement; provided, however, that notwithstanding the foregoing, the Administrator may, without obtaining the written consent of the Optionee, amend this Agreement in any manner that it deems necessary or desirable to comply with the requirements of Section 409A of the Code or an exemption thereto.

Section 5.12          Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Walter Energy, Inc.

By:
Walter J. Scheller, III
Chief Executive Officer

Name of Optionee

Date

Residence Address